(Multicurrency—Cross Border)

ISDA®

International Swap Dealers Association, Inc.

MASTER AGREEMENT

dated as of February 8, 2006

GOLDMAN SACHS MITSUI MARINE DERIVATIVE PRODUCTS, L.P.	and	LONG BEACH MORTGAGE LOAN TRUST 2006-WL1

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:

1. Interpretation

(a)          Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b)          Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purposes of the relevant Transaction.

(c)          Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2. Obligations

(a)          General Conditions.

(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii)     Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii)    Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

GOLDMAN SACHS MITSUI MARINE DERIVATIVE PRODUCTS, L.P.	LONG BEACH MORTGAGE LOAN TRUST 2006-WL1

By: GSMMDPGP, INC.	By: Deutsche Bank National Trust Company, not in its individual capacity but solely as Trustee

By:		By:

	Name:		Name:
	Title:		Title:
	Date:		Date:

By:

Name:
Title:
Date:

18

EXECUTION COPY

SCHEDULE

to the

MASTER AGREEMENT

dated as of February 8, 2006
between

GOLDMAN SACHS MITSUI MARINE
DERIVATIVE PRODUCTS, L.P.
a limited partnership organized
under the laws of Delaware
(“Party A”),

and

LONG BEACH MORTGAGE LOAN TRUST 2006-WL1
a trust organized
under the laws of the State of New York
(“Party B”).

Part 1. Termination Provisions.

(a)	“Specified Entity” means in relation to Party A for the purpose of:

Section 5(a)(v), Not Applicable.
Section 5(a)(vi), Not Applicable.
Section 5(a)(vii), Not Applicable.
Section 5(b)(iv), Not Applicable.

and in relation to Party B for the purpose of:

Section 5(a)(v), Not Applicable.
Section 5(a)(vi),Not Applicable.
Section 5(a)(vii), Not Applicable.
Section 5(b)(iv),Not Applicable.

(b)	“Specified Transaction” shall have the meaning specified in Section 14 of this Agreement.

(c)	The “Breach of Agreement” provisions of Section 5(a)(ii) will not apply to Party A or Party B.

(d)	The “Credit Support Default” provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B.

(e)	The “Misrepresentation” provisions of Section 5(a)(iv) will not apply to Party A or Party B.

(f)	The “Cross Default” provisions of Section 5(a)(vi) will not apply to Party A or Party B.

(g)	With respect to Party B only, Section 5(a)(vii)(2) is hereby amended as follows:

“(2) becomes insolvent or is unable to pay its debts (other than payments due to holders of its subordinate certificates) or fails or admits in writing its inability generally to pay its debts (other than payments to holders of its subordinate certificates) as they become due”

(h)	The “Merger without Assumption” provisions of Section 5(a)(viii) will apply to Party A and will not apply to Party B.

(i)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Party A or Party B.

(j)	The “Automatic Early Termination” provisions of Section 6(a) will not apply to Party A or Party B.

(k)	Payments on Early Termination. For the purpose of Section 6(e):

(i) Market Quotation will apply.

(ii) The Second Method will apply.

(l)	“Termination Currency” means U.S. Dollars.

(m)	The “Additional Termination Event” provisions of Section 5(b)(v) will apply as set forth in Part 5(n) hereof.

(n)	The “Default under Specified Transaction” provisions of Section 5(a)(v) will not apply to Party A or Party B.

(o)	The “Tax Event” provisions of Section 5(b)(ii) will apply to Party A and will not apply to Party B.

(p)	The “Tax Event Upon Merger” provisions of Section 5(b)(iii) will apply to Party A and will not apply to Party B.

Part 2. Tax Representations.

(a)	Payer Representations. For purposes of Section 3(e) of this Agreement, Party A and Party B each make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on subclause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

Party A Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A makes the following representations:

(i)	It is a “U.S. payee” within the meaning of Treasury Regulation Section 1.1441-5(b).

(ii)	It is a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

Party B Payee Representations. For the purpose of Section 3(f) of this Agreement, Party B makes the following representation:

(i)	It is a trust created under an agreement governed by New York law.

Part 3. Agreement to Deliver Documents.

For the purpose of Section 4(a), each party agrees to deliver the following documents, as applicable:

(a)	Tax forms, documents, or certificates to be delivered are:

Party A agrees to complete, execute, and deliver to Party B, United States Internal Revenue Service Form W-9 or any successor of such form: (i) on a date which is before the first scheduled payment date under this Agreement; (ii) promptly upon reasonable demand by Party B; and (iii) promptly upon learning that any such forms previously provided by Party A has become obsolete or incorrect.

Party B agrees to complete, execute, and deliver to Party A, United States Internal Revenue Service Form W-9 or any successor of such forms: (i) on a date which is before the first scheduled payment date under this Agreement; (ii) promptly upon reasonable demand by Party A; and (iii) promptly upon learning that any such forms previously provided by Party B has become obsolete or incorrect.

(b)	Other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation

Party A	Power of Attorney with respect to Party A	At execution of this Agreement	Yes

Party A

Support Agreement dated as of October 8, 1993 among Party A, Mitsui Marine and Fire Insurance Co., Ltd. (“Mitsui Marine”), and The Goldman Sachs Group, Inc. (“Goldman Group”) (the “Support Agreement”) accompanied by a certificate of

		At execution of this Agreement	Yes

an authorized officer of Party A, certifying that it is a true, complete and correct copy of the original Support Agreement
Party A

Guaranty dated as of December 20, 2000 between Mitsui Marine and Goldman Group (the “Guaranty”), accompanied by a certificate certifying that it is a true, complete and correct copy of the original Guaranty

		At execution of this Agreement	Yes

Party A	Most recently prepared annual balance sheet of Party A	As soon as possible following request of Party B	Yes

Party A	Legal opinions with respect to Party A	At execution of this Agreement	No

Party A and Party B

Incumbency certificate or other documents evidencing the authority, incumbency and specimen signature of each person executing this Agreement, any Credit Support Document or any Confirmation, as the case may be.

		At execution of this Agreement	Yes

Party B	Servicer Remittance Reports	Promptly upon becoming available	Yes

Party B	Legal opinion with respect to Party B	At execution of this Agreement	No

Party B

An executed copy of the Pooling and Servicing Agreement, dated as of January 1, 2006, (the “Pooling and Servicing Agreement”) among Long Beach Securities Corp., as depositor, Long Beach Mortgage Company, as seller and master servicer, and Deutsche Bank National Trust Company, as trustee (the “Trustee”).

		Within 30 days after the date of this Agreement	No

Part 4. Miscellaneous.

(a)	Addresses for Notices. For the purpose of Section 12(a): Address for notices or communications to Party A:

Address:	85 Broad Street New York, New York 10004 U.S.A.

Attention:	Swap Administration

Telex No.:	421344
Answerback:	GOLSAX
Facsimile No.:	(212) 902-0996
Telephone No.:	(212) 902-1000
Electronic Messaging System Details:	None

With a copy to:

Address:	85 Broad Street New York, New York 10004 U.S.A.

Attention:	Treasury Administration

Telex No.:	421344
Answerback:	GOLSAX
Facsimile No. :	(212) 902-3325
Telephone No.:	(212) 902-1000
Electronic Messaging System Details:	None

Addresses for Notices. For the purpose of Section 12(a): Address for notices or communications to Party B:

Address:	Deutsche Bank National Trust Company 1761 East St. Andrew Place Santa Ana, CA 92705-4934
Attention:	Trust Administration-Long Beach Mortgage Loan Trust 2006-WL1
Facsimile No.:	(714) 247-6478
Telephone No.:	(714) 247-6000

(b)	Process Agent. For the purpose of Section 13(c):

Party A appoints as its Process Agent: Not Applicable

Party B appoints as its Process Agent: Not Applicable

With a copy to:

Address:	Standard & Poor’s Ratings Services, 55 Water Street, New York, New York 10041-0003

Attention:	Residential Mortgage Surveillance Group

Facsimile:	212-438-2652

With a copy to:

Address:	Moody’s Investors Service, Inc.99 Church Street New York, New York 10007

Attention:	Residential Mortgage Backed Securities Group

Facsimile:	201-915-8739

(c)	Offices; Multibranch Parties.

	(i)	The provisions of Section 10(a) will be applicable.

	(ii)	For the purpose of Section 10(c):

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(d)	Calculation Agent. The Calculation Agent is Party A.

(e)	Credit Support Document. Details of any Credit Support Document.

(i)

With respect to Party A, (A) the Support Agreement, (B) the Guaranty and (C) any Credit Support Annex that may be entered into in connection with any of the events described in Part 5(n)(ii) of this Schedule.

	(ii)	With respect to Party B, not applicable.

Each Credit Support Document is incorporated by reference into and constitutes part of this Agreement and each Confirmation as if set forth in full in this Agreement or such Confirmation.

(f)	Credit Support Provider.

(i)

Credit Support Provider means in relation to Party A, Goldman Group and Mitsui Marine; provided that all defaults by, misrepresentations of, actions or failures to act by, or circumstances or events applicable to a “Credit Support Provider” as such term is used in this Agreement shall be deemed in all such circumstances to refer to defaults simultaneously in effect with respect to both Goldman Group and Mitsui Marine, misrepresentations made by both Goldman Group and Mitsui Marine, actions or failures to act simultaneously by both Goldman Group and Mitsui Marine, and circumstances or events simultaneously applicable to both Goldman Group and Mitsui Marine.

	(ii)	Credit Support Provider means in relation to Party B, Not Applicable.

          (g)       Governing Law. This Agreement and each Confirmation will be governed by, and construed and enforced in accordance with, the substantive law of the State of New York, without reference to its choice of law doctrine, other than New York General Obligations Law Sections 5-1401 and 5-1402.

          (h)       Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word “non-”; and (ii) deleting the final paragraph thereof.

          (i)       Netting of Payments. Subparagraph (ii) of Section 2(c) will apply to Transactions with effect from the date of this Agreement. Notwithstanding anything to the contrary in Section 2(c), amounts that are payable with respect to the same Calculation Period shall be netted, as provided in Section 2(c), even if such amounts are not due on the same Payment Date.

          (j)       “Affiliate” will have the meaning specified in Section 14; provided, however, that for purposes of Section 3(c), such term shall only refer to any Credit Support Provider of the party and/or any party that is a Specified Entity for Bankruptcy and shall apply to Party A only. Party B shall be deemed to have no Affiliates.

          (k)       Consent to Recording. Each party hereby consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties and waives any further notice of such monitoring or recording.

Part 5. Other Provisions.

          (a)       Accuracy of Specified Information. With respect to Party A, Section 3(d) is hereby amended by adding in the third line thereof after the word “respect” and before the period the words “or, in the case of audited or unaudited financial statements or balance sheets, a fair presentation of the financial condition of the relevant person.”

          (b)      Transfer. Section 7 is hereby amended by:

(i)

adding in the third line thereof after the word “party,” the words “which consent shall not be unreasonably withheld or delayed” and adding in the third line thereof after the clause “that: -” the words “provided that the Rating Agency Condition is satisfied in all events (including in the event of a transfer under Section 6(b)(ii));

(ii)	adding in the second line of subparagraph (a) thereof after the words “assets to,” the words “or reorganization, incorporation, reincorporation, reconstitution, or reformation into or as”;

(iii)	deleting at the end of subparagraph (a) thereof the word “and”;

(iv)	deleting in the second line of subparagraph (b) thereof the period and replacing it with “; and”;

(v)	adding after subparagraph (b) thereof the following subparagraph (c):

     (c)     in addition to, and not in lieu of, the preceding transfer rights, Party A may, without recourse by Party B or Party A’s transferee to or against Party A, transfer this Agreement, in whole, but not in part, to any of Party A’s Affiliates or any of the Affiliates of Goldman Group pursuant to documentation prepared by Party A, provided that:

(i)

either (A) such transferee must have a long-term, unsecured, unsubordinated debt obligation ratings or financial program ratings (or other similar ratings) by S&P which are equal to or greater than the comparable long-term, unsecured, unsubordinated debt obligation ratings or financial program ratings (or other similar ratings) of Party A immediately prior to such transfer, or (B) the obligations transferred to such transferee must be guaranteed by Party A pursuant to a guaranty in substantially the form of the Guaranty of the Credit Support Provider or other agreement or instrument consented to by Party B or other agreement or instrument mutually agreed upon by both parties and satisfactory to S&P;

(ii)

the transferee will not, as a result of such transfer, be required to withhold or deduct on account of a Tax under Section 2(d)(i) on the next succeeding Scheduled Payment Date an amount in excess of that which Party A would have been required to so withhold or deduct on the next succeeding Scheduled Payment Date in the absence of such transfer unless the transferee will be required to make payments of additional amounts pursuant to Section 2(d)(i)(4) in respect of such excess;

(iii)	an Event of Default or a Termination Event does not occur as a result of such transfer;

(iv)

the Rating Agency Condition is satisfied. With respect to the results described in subclause (ii) above, Party A will cause the transferee to make, and Party B will make, such reasonable Payer Tax Representations and Payee Tax Representations as may be mutually agreed upon by the transferee and Party B in order to permit such parties to determine that such results will not occur upon or after the transfer;

(v)

Party A agrees to transfer only to a transferee in a jurisdiction, which it is aware is a “netting” jurisdiction, that is in which, by opinion of counsel published by ISDA, netting under this Agreement shall be enforceable; and

(vi)	Party A will be responsible for any costs or expenses incurred in connection with such transfer.

(vi)	adding at the end of Section 7 the following sentence:

Except as may otherwise be stated in Section 7(c) hereof or in the documentation evidencing a transfer, a transfer of all of the obligations of Party A made in compliance with this Section will constitute an acceptance and assumption of such obligations (and any related interests so transferred) by the transferee, a novation of the transferee in place of Party A with respect to such obligations (and any related interests so transferred), and a release and discharge by Party B of Party A from, and an agreement by Party B not to make any claim for payment, liability, or otherwise against Party A with respect to, such obligations from and after the effective date of the transfer.

          (c)       Set-Off. Without affecting the provisions of this Agreement requiring the calculation of certain net payment amounts, as a result of an Event of Default or Termination Event or otherwise, all payments under this Agreement will be made without setoff or counterclaim.

          (d)       Reference Market-makers. The definition of “Reference Market-makers” in Section 14 is hereby amended by adding in the fourth line thereof after the word “credit” the words “or to enter into transactions similar in nature to Transactions”.

          (e)       Procedures for Entering into Transactions. On or promptly following the Trade Date or other transaction date of each Transaction, Party A will send to Party B a Confirmation. Party B will promptly thereafter request any correction of such Confirmation (indicating how it believes the terms of such Confirmation should be correctly stated and such other terms which should be added to or deleted from such Confirmation to make it correct).

          (f)       Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

          (g)       Waiver of Right to Trial by Jury. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to trial by jury in respect of any suit, action or proceeding relating to this Agreement.

          (h)       Credit Support Default. Subparagraph (3) of Section 5(a)(iii) is hereby amended by adding in the second line thereof after the word “Document” and before the semicolon the words “(or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf).”

          (i)       Additional Representations. Section 3 is hereby amended by adding the following additional subsections:

(i)      No Agency. With respect to Party A, it is entering into this Agreement and each Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise) and, with respect to Party B, Deutsche Bank National Trust Company is entering into the Agreement in its capacity as Trustee of Party B.

(ii) Eligible Contract Participant. It is an “eligible contract participant” as defined in the U.S. Commodity Exchange Act.

(iii)    Non-Reliance. Party A is acting for its own account and Deutsche Bank National Trust Company is acting as Trustee for Party B. It has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(iv) Assessment and Understanding; Status of Parties. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice),

and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

          (j)       RESERVED.

          (k)      Regarding Party A. Party B acknowledges and agrees that Party A has had and will have no involvement in and, accordingly, accepts no responsibility for: (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B; (iii) the selection of Party A as the counterparty; (iv) the terms of the Certificates; (v) the preparation of or passing on the disclosure and other information contained in any prospectus or prospectus supplement for the Certificates, the Pooling and Servicing Agreement, or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Certificates; (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement; or (vii) any other aspect of Party B’s existence except for those matters specifically identified in this Agreement.

          (l)       No Recourse. The Certificates represent equity interests in Party B only and the foregoing does not represent an interest in or obligation of Party A, and no recourse may be had by the holders of the Certificates against Party A or its assets with respect to the Certificates and/or this Agreement.

          (m)      Indemnifiable Tax. Party A agrees that Party B will not be required to pay any additional amounts pursuant to Section 2(d)(i)(4) of the Agreement in respect of an Indemnifiable Tax. If Party A is required to pay additional amounts in respect of a withholding tax pursuant to Section 2(d)(i)(4) of this Agreement, Party A may transfer this Agreement, subject to satisfaction of the Rating Agency Condition, as provided in Section 6(b)(ii) of this Agreement and such transfer shall not require the consent of Party B to the extent it is in conformance with the provisions of Section 7(c), as amended herein.

          (n)      Additional Termination Events.

(i)	RESERVED.

(ii)

It shall also be an Additional Termination Event if (i) an Optional Termination Date is designated pursuant to the Pooling and Servicing Agreement (a “Redemption Termination”) and (ii) there remains no more than 5 Business Days prior to the proposed Redemption Date. In the case of a Redemption Termination, both Party A and Party B shall have the right to cause a termination of this Agreement and, for purposes of Section 6(e)(ii) of this Agreement, Party B shall be the sole Affected Party. Following notification from the Trustee that it has received a redemption notice, Party A shall provide the Trustee from time to time, upon request, with good faith estimates of the amount that would be payable under Section 6(e)(ii) in the event of such Redemption Termination. Any termination payment payable in respect of such Additional Termination Event shall be paid on the relevant Redemption Date.

(iii)

(I) It shall also be an Additional Termination Event, with Party A the sole Affected Party (except as expressly provided herein) if Party A, a replacement counterparty, or a person or an entity that guarantees the obligations of Party A or a replacement counterparty, as the case may be, has a rating that does not satisfy the Required Hedge Counterparty Rating (but is at least “BBB-” or “A-3” (if applicable) by S&P), or Moody’s withdraws its ratings and none of the following events has occurred:

(A)	within 30 days of such failure to satisfy the Required Hedge Counterparty Rating, Party A or such replacement counterparty, as the case may be, transfers this Agreement, in whole, but not in part, to a counterparty that satisfies the Required Hedge Counterparty Rating, subject to satisfaction of the Rating Agency Condition;

(B)

within 30 days of such failure to satisfy the Required Hedge Counterparty Rating, Party A or such replacement counterparty, as the case may be, collateralizes its Exposure to Party B pursuant to an ISDA Credit Support Annex, subject to satisfaction of the Rating Agency Condition, as applicable; provided that such ISDA Credit Support Annex shall be made a Credit Support Document for Party A pursuant to an amendment of this Agreement in a form acceptable to the Trustee which amendment shall also be subject to satisfaction of Rating Agency Condition;

(C)

within 30 days of such failure to satisfy the Required Hedge Counterparty Rating, the obligations of Party A or such replacement counterparty, as the case may be, under this Agreement are guaranteed by a person or entity that satisfies the Required Hedge Counterparty Rating, subject to satisfaction of the Rating Agency Condition; or

(D)

within 30 days of such failure to satisfy the Required Hedge Counterparty Rating, Party A or such replacement counterparty, as the case may be, takes such other steps, if any, to enable Party B to satisfy the Rating Agency Condition.

(II)      It shall also be an Additional Termination Event, with Party A as the sole Affected Party (except as expressly provided herein) if Party A, a replacement counterparty, or a person or an entity that guarantees the obligations of Party A or a replacement counterparty, as the case may be, has a rating of less than “BBB-” or “A-3” (if applicable) by S&P and within 7 days thereafter, Party A or such replacement counterparty, as the case may be, while collateralizing its Exposure to Party B, fails to transfer this Agreement at its sole cost and expense, in whole, but not in part, to a counterparty that satisfies the Required Hedge Counterparty Rating, subject to satisfaction of the Rating Agency Condition.

Upon downgrade of Party A below the Required Hedge Counterparty Rating or below “BBB-” or “A-3” (if applicable), or if S&P or Moody’s withdraws its ratings for any reason, Party A will promptly give notice of the circumstances to Party B and to the rating agencies that at the time are providing ratings for the Certificates.

Party B shall be entitled to (A)(1) in case of an Additional Termination Event described in Part 5(n)(iii)(I), designate a date that is not earlier than the expiration of the 30 day period referred to in Part 5(n)(iii)(I) as an Early Termination Date in respect of all transactions under this Agreement by giving notice to Party A at least 10 days prior to the date so designated (which notice may be given prior to the expiration of such 30 day period) and (2) in case of an Additional Termination Event described in this Part 5(n)(iii)(II), immediately designate an Early Termination Date, in respect of all transactions under this Agreement by giving notice to Party A and (B) no later than the respective dates specified in clause (A)(1) and (A)(2), transfer the rights and obligations of Party A hereunder to a counterparty that satisfies the Required Hedge Counterparty Rating, subject to satisfaction of the Rating Agency Condition.

In connection with a transfer of this Agreement as described in this Part 5(n)(iii), Party A shall, at its sole cost and expense, use commercially reasonable efforts to seek a replacement counterparty. In addition, if Party A pursues any of the alternative actions contemplated in paragraphs (A), (B), (C) and (D) of Part 5(n)(iii)(I) above, it shall do so at its sole cost and expense.

As used herein, “Required Hedge Counterparty Rating” means, with respect to a counterparty or entity guaranteeing the obligations of such counterparty, (x) either (i) if such counterparty or entity has only a long-term rating by Moody’s, a long-term senior, unsecured debt obligation rating, financial program rating or other similar rating (as the case may be, the “Long-Term rating”) of at least “Aa3” by Moody’s and if rated “Aa3” by Moody’s is not on negative credit watch by Moody’s or (ii) if such counterparty or entity has a Long-Term Rating and a short-term rating by Moody’s, a Long-Term Rating of at least “A1” by Moody’s and a short-term rating of “P-1” by Moody’s and, in each case, such rating is not on negative credit watch by Moody’s and (y) (i) a short-term rating of at least “A-1” by S&P or (ii) if such counterparty or entity does not have a short-term rating by S&P, a Long-Term Rating of at least “A+” by S&P.

For the purposes of determining the Settlement Amount with respect to the designation of an Early Termination Date arising from the Additional Termination Event specified in Party 5(n)(iii), both Party A and Party B shall be Affected Parties. If the Settlement Amount calculated pursuant to this subclause (iii) is an amount owing by Party B to Party A, then such payment shall be a Swap Termination Payment payable by Party B to Party A in accordance with the priority of payments described in the Pooling and Servicing Agreement; provided, however, that (a) if Party A does not after the exercise of commercially reasonable efforts cause any of the conditions specified in Part 5(n)(iii)(I)(A) to (D) to be satisfied, Party B shall use commercially reasonable efforts to enter into a replacement Transaction(s) with a counterparty acceptable to the Rating Agencies, in respect of the Affected Transaction(s) relating to the Additional Termination Event; and (b) where multiple quotations are available such replacement Transaction(s) shall be entered into based on the quoted price(s) that would result in the largest payment made to Party B by the replacement counterparty (it being understood that Party A may be permitted to actively solicit and obtain such quotations on behalf of Party B); and (c) to the extent that payments are received by Party B as a result of entering into such replacement Transaction(s), then Party A shall have first priority as to such payments versus all other creditors of Party B and Party B shall pay the lesser of (x) the amount so received and (y) the Swap Termination Payment to the extent not already paid by Party B over to Party A immediately upon receipt.

As used herein, “Exposure” means, as of any date of determination, and subject to satisfaction of the Rating Agency Condition, the amount, if any, that would be payable to Party B by Party A under this Agreement if an Early Termination Date were to occur as of such date of determination as a result of a Termination Event, Party A were the sole Affected Party, all Transactions were terminated in connection with such Early Termination Date and (solely for purposes of determining Exposure) the amount of such payment were calculated using Market Quotation.

For any Additional Termination Event, the date that Party A or Party B, as the case may be, specifies in its notice of its election to terminate shall be the Early Termination Date for the Transactions; provided, that solely in the case of an

Additional Termination Event described in subclause (ii) above, the Early Termination Date shall be no earlier than the 3rd Business Day preceding the Redemption Date and no later than the Redemption Date.

          (o)      Indemnifiable Tax. The definition of “Indemnifiable Tax” in Section 14 is hereby amended by adding the following sentence at the end thereof:

Notwithstanding the foregoing, “Indemnifiable Tax” also means any Tax imposed in respect of a payment under this Agreement by reason of a Change in Tax Law by a government or taxing authority of a Relevant Jurisdiction of the party making such payment, unless the other party is incorporated, organized, managed and controlled, or considered to have its seat in such jurisdiction, or is acting for purposes of this Agreement through a branch or office located in such jurisdiction.

          (p)       Limited Recourse; Non-petition. Party A agrees that the obligations of Party B hereunder are limited recourse obligations payable solely from the assets of Party B, and due to the extent funds are available for the payment thereof in accordance with the priority of payments described in the Pooling and Servicing Agreement, all outstanding obligations of Party B hereunder shall be extinguished. Party A agrees that it will not, prior to the date which is at least one year and one day or, if longer, the then applicable preference period following the payment in full of all the Certificates issued pursuant to the Pooling and Servicing Agreement and the expiration of all applicable preference periods under Title 11 of the United States Code or other applicable law relating to any such payment, acquiesce, petition or otherwise invoke or cause Party B to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or involuntary) against Party B under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Party B or any substantial part of its property or ordering the winding-up or liquidation of the affairs of Party B. Nothing contained herein shall prohibit Party A from submitting a claim, or proof of claim, in any proceeding or process instituted by or against Party B by any person other than Party A or its Affiliates. Party A and Party B agree that this Part 5(p) shall survive the termination of this Agreement for any reason whatsoever.

          (q)      Trustee Capacity. It is expressly understood and agreed by the parties hereto that insofar as this Agreement is executed by the Trustee (i) this Agreement is executed and delivered by Deutsche Bank National Trust Company, not in its individual capacity but solely as Securities Trustee under the Pooling and Servicing Agreement in the exercise of the powers and authority conferred to and vested in it thereunder and (ii) under no circumstances shall Deutsche Bank National Trust Company in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement on behalf of Party B.

          (r)      Additional Party A Covenant. Following a failure to satisfy the Required Hedge Counterparty Rating in accordance with Part 5(n)(iii)(I), Party A shall take the actions described in accordance with Part 5(n)(iii)(I)(A), (B), (C) or (D). Following a failure to satisfy the rating requirements set forth in Part 5(n)(iii)(II), Party A shall take the actions described in accordance with Part 5(n)(iii)(II).

          (s)      Agreements: Furnish Specified Information. Section 4(a) is hereby amended by adding at the end thereof the following paragraph:

Notwithstanding the foregoing provisions of this Section 4(a), the parties agree that, pursuant to the terms of the Power of Attorney with respect to Party A referred to in Part 3(b) of this Schedule, any one or more of the officers of Party A’s general partner who has been designated as an agent and attorney in fact of

Party A will so deliver to Party B or such government or taxing authority the specified or requested forms, documents, or certificates.

          (t)       Confirmations. Transactions shall be promptly confirmed by the parties by Confirmations exchanged by mail, telex, facsimile or other electronic means. Where a Transaction is confirmed by means of an electronic messaging system that the parties have elected to use to confirm such Transaction (i) such confirmation will constitute a “Confirmation” as referred to in this Agreement even where not so specified in the confirmation and (ii) such Confirmation will supplement, form part of, and be subject to this Agreement and all provisions in this Agreement will govern the Confirmation except as modified therein.

          (u)       Tax Documentation. Section 4(a)(iii) of the Agreement is hereby amended by adding prior to the existing text:

          “upon the earlier of learning that any such form or document is required or”

          (v)       Inconsistency-Trade Call. In the event of any inconsistency between a telephone conversation, including a trade call and a Confirmation signed by both parties, the Confirmation shall govern.

          (w)      Condition Precedent. The condition precedent in Section 2(a)(iii)(1) does not apply to a payment and delivery owing by a party if the other party shall have satisfied in full all its payment or delivery obligations under Section 2(a)(i) and shall at the relevant time have no future payment or delivery obligations, whether absolute or contingent, under Section 2(a)(i).

          (x)       Definitions. This Agreement shall be subject to the 2000 Definitions (the “2000 Definitions”) as published by the International Swaps and Derivatives Association Inc. The provisions of the 2000 Definitions are incorporated by reference in and shall be deemed a part of this Agreement, except that all references in the 2000 Definitions to a “Swap Transaction” shall be deemed references to a “Transaction” for the purposes of this Agreement. Capitalized terms used and not otherwise defined herein (or in the 2000 Definitions) shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement referred to in Part 3(b). If in relation to any Transaction there is any inconsistency between the 2000 Definitions, this Agreement, the Pooling and Servicing Agreement, any Confirmation and any other definitions published by ISDA that are incorporated into any Confirmation, the following will prevail for purposes of such Transaction in the order of precedence indicated: (i) such Confirmation (without reference to any definitions or provisions incorporated therein); (ii) the Pooling and Servicing Agreement; (iii) this Agreement; (iv) such other definitions; and (v) the 2000 Definitions.

          (y)       Amendments. Section 9(b) is hereby amended as follows:

(i) by inserting the following phrase immediately prior to the period at the end of the sentence: “and the Rating Agency Condition is satisfied”; and

(ii) by adding the following text thereto immediately following the first sentence: “Amendments to this Agreement or the Schedule may not be effected in a Confirmation.”

          (z)       “Rating Agency Condition” means, with respect to any action to which a Rating Agency Condition applies, that each rating agency then rating the Certificates shall have been given ten days (or such shorter period as is acceptable to each such rating agency) prior notice of that action and that each such rating agency shall have notified the Trustee in writing that such action will not result in a reduction, qualification or withdrawal of the then current rating of the Certificates that it maintains.

          IN WITNESS WHEREOF, the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

GOLDMAN SACHS MITSUI MARINE DERIVATIVE PRODUCTS, L.P.

By: GSMMDPGP, INC.

By:

Name:
Title:
Date:

LONG BEACH MORTGAGE LOAN TRUST 2006-WL1

By: Deutsche Bank National Trust Company, not in its individual capacity but solely as Trustee

By:

Name:
Title:
Date:

By:

Name:
Title:
Date:

CONFIRMATION

DATE:	February 8, 2006

TO:	Long Beach Mortgage Loan Trust 2006-WL1

c/o Deutsche Bank National Trust Company, not individually but solely as Trustee for the Long Beach Mortgage Loan Trust 2006-WL1 (as defined herein) under the Pooling and Servicing Agreement, dated January 1, 2006 (the “Pooling and Servicing Agreement”)

1761 East St. Andrew Place
Santa Ana, California 92705-4934
Telephone No.: (714) 247 6000
Facsimile No.: (714) 247 6471
Attention: Trust Administration LB 06WL1

TO:	Long Beach Mortgage Company
Telephone No.: 206 377 3456
Facsimile No.: 206 490 5656
Attention: James Mark

TO:	Long Beach Securities Corp.
Telephone No.: 206 377 3456
Facsimile No.: 206 490 5656
Attention: James Mark

TO:	Deutsche Bank National Trust Company
Telephone No.: 714 247 6000
Facsimile No.: 714 247 6471

TO:	Goldman Sachs Mitsui Marine Derivative Products, L.P.
Telephone No.: 212 357 7836
Facsimile No.: 212 902 5692

TO:	Goldman Sachs Mortgage Company

FROM:	Goldman Sachs Capital Markets, L.P.
Telephone No.: 212 357-7836
Facsimile No.: 212 902-5692

SUBJECT:	Swap Transaction

REF NO:	NUUS601 BKI (9200000A00) / (006 804 785)

1

The purpose of this communication is to set forth the terms and conditions of the above referenced transaction entered into on the Trade Date specified below (the “Transaction”) between Goldman Sachs Capital Markets, L.P. (“GSCM”), guaranteed by The Goldman Sachs Group, Inc. (“Goldman Group”), and Goldman Sachs Mortgage Company (“Counterparty”). This communication constitutes a “Confirmation” as referred to in paragraph 2.

1.

The definitions and provisions contained in the 2000 ISDA Definitions (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation.

2.

This Confirmation evidences a complete and binding agreement between GSCM and Counterparty as to the terms of the Transaction to which this Confirmation relates, and this Confirmation evidences the sole Transaction for the benefit of the Long Beach Mortgage Loan Trust 2006-WL1 (“LBMLT’). This Transaction shall constitute a ‘Transaction” within the scope of, and this Confirmation shall supplement, form a part of, and be subject to, an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency-Cross Border) (the “ISDA Form”) as if the parties had executed an agreement in such form effective as of the Trade Date but without any Schedule except for (i) the election of Loss and Second Method, (ii) New York law (without regard to the conflicts of law principles) as the governing law, (iii) US Dollars as the Termination Currency, (iv) the election that subparagraph (ii) of Section 2(c) will apply to Transactions, (v) only Section 5(a)(i) Failure to Pay and Section 5(a)(vii) Bankruptcy will be applicable to the parties (all other Events of Default will not apply to either party), (vi) Section 5(a)(i) is modified by replacing the word “third” in the last line of Section 5(a)(i) with the word “first”), (vii) only 5(b)(i) illegality, 5(b)(ii) Tax Event and 5(b)(iii) Tax Event Upon Merger will be applicable to the parties (all other Termination Events will not apply to either party), (viii) the Limited Recourse; Non-Petition Provision (as described below in Section 4B) shall apply and (ix) Set off under Section 6(e) will not apply. In the event of any inconsistency between the Definitions, the ISDA Form and this Confirmation, this Confirmation will govern. Notwithstanding the foregoing, it is understood and agreed that upon the assignment of this Transaction to GSMMDP and LBMLT pursuant to the terms of paragraph 4(a) hereof, this Transaction shall be governed by the ISDA Master Agreement and Schedule thereto between such parties dated as of February 8, 2006 and shall not be governed by the provisions contained in the second sentence hereof.

3.	The terms of the particular Transaction to which this Confirmation relates are as follows:

Applicable Notional Amount:	USD 1,840,113,000 (subject to adjustment in accordance with the Schedule set forth in Annex I)

2

Notional Amount for each Calculation
Period:	The lesser of:

(i) The Applicable Notional Amount

(ii) The Aggregate Current Certificate Principal Balance of the Reference Securities, as determined by reference to the monthly statement from the Trustee for the distribution occurring on the first day of the applicable Calculation Period, as more fully described below provided, however, that any reductions in the Notional Amount shall not give rise to a payment by either party of any settlement amount, breakage costs, or other amounts representing the future value of the portion of the Notional Amount which has been reduced.

The Aggregate Current Principal Balance can be obtained by reference to the sum of the amounts published on the Long Beach Mortgage Loan Trust 2006-WL1 distribution statement on the internet website https://www.tss.db.com/invr under the column heading Current Principal Balance next to the Class heading I-A1, I-A2, I-A3, II-A1, II-A2, II-A3, II-A4, M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8, M-9, M-10 and M-11.

If such report does not appear on the internet website referenced above the Current Principal Balance can be obtained by contacting the trustee at its corporate trust office located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration - GS05H5, or by contacting the trustee’s investor relation: desk at (800) 735-7777, provided however if the Current Principal Balance is still not available from the above sources on the fifth Business Day following the first day of the Calculation Period the Notional Amount will be

The lesser of:

(i) The Applicable Notional Amount

(ii) The Aggregate Current Principal Balance of the Reference Securities applicable to the previous Calculation Period

Reference Securities:	Long Beach Mortgage Loan Trust 2006-WL1 Mortgage Pass-Through Certificates, Series 2006-WL1, Class I-Al (CUSIP 542514 QP 2) Long Beach Mortgage Loan Trust 2006-WL1 Mortgage Pass-

3

Through Certificates, Series 2006-WL1, Class I-A2 (CUSIP 542514 QQ 0)

Long Beach Mortgage Loan Trust 2006-WL1
Mortgage Pass-Through Certificates, Series
2006-WL1, Class I-A3 (CUSIP 542514 OR 8)

Long Beach Mortgage Loan Trust 2006-WL1
Mortgage Pass-Through Certificates, Series
2006-WL1, Class II-A1 (CUSIP 542514 QS 6)

Long Beach Mortgage Loan Trust 2006-WL1
Mortgage Pass-Through Certificates, Series
2006-WL1, Class II-A2 (CUSIP 542514 QT 4)

Long Beach Mortgage Loan Trust 2006-WL1
Mortgage Pass-Through Certificates, Series
2006-WL1, Class II-A3 (CUSIP 542514 QU 1)

Long Beach Mortgage Loan Trust 2006-WL1
Mortgage Pass-Through Certificates, Series
2006-WL1, Class II-A4 (CUSIP 542514 QV 9)

Long Beach Mortgage Loan Trust 2006-WL1
Mortgage Pass-Through Certificates, Series
2006-WL1, Class M-l (CUSIP 542514 QW 7)

Long Beach Mortgage Loan Trust 2006-WL1
Mortgage Pass-Through Certificates, Series
2006-WL1, Class M-2 (CUSIP 542514 QX 5)

Long Beach Mortgage Loan Trust 2006-WL1
Mortgage Pass-Through Certificates, Series
2006-WL1, Class M-3 (CUSIP 542514 QY 3)

Long Beach Mortgage Loan Trust 2006-WL1
Mortgage Pass-Through Certificates, Series
2006-WL1, Class M-4 (CUSIP 542514 QZ 0)

Long Beach Mortgage Lo n Trust 2006-WL1
Mortgage Pass-Through Certificates, Series
2006-WL1, Class M-5 (CUSIP 542514 RA 4)

Long Beach Mortgage Loan Trust 2006-WL1
Mortgage Pass-Through Certificates, Series
2006-WL1, Class M-6 (CUSIP 542514 RB 2)

Long Beach Mortgage Loan Trust 2006-WL1 Mortgage Pass-Through Certificates, Series 2006- WL1, Class M-7 (CUSIP 542514 RC 0)

4

Long Beach Mortgage Loan Trust 2006-WL1 Mortgage Pass-Through Certificates, Series 2006- WL1, Class M-8 (CUSIP 542514 RB 8)

Long Beach Mortgage Loan Trust 2006-WL1 Mortgage Pass-Through Certificates, Series 2006- WL1, Class M-9 (CUSIP 542514 RE 6)

Long Beach Mortgage Loan Trust 2006-WL1 Mortgage Pass-Through Certificates, Series 2006- WL1, Class M-10 (CUSIP 542514 RF 3)

Long Beach Mortgage Loan Trust 2006-WL1 Mortgage Pass-Through Certificates, Series 2006- WL1, Class M-11 (CUSIP 542514 RG 1)

Trade Date:	January 6, 2006

Effective Date:	January 25, 2006

Termination Date:	January 25, 2011, subject to adjustment in accordance with the Modified Following Business Day Convention

Initial Payment:	USD 750,000 payable by GSCM to Counterparty on January 10, 2006

Floating Amounts:

Floating Rate Payer:	GSCM

Floating Rate Payer Payment Dates:	Monthly, on the day which is one (1) Business Day prior to each Floating Rate Period End Date.

Floating Rate Option:	USD-LIBOR-BBA

Floating Rate Designated Maturity:	1 Month

Floating Rate Spread:	None

Floating Rate Reset Dates:	The first day of each Calculation Period

Floating Rate Day Count Fraction:	Actual/360

Floating Rate Period End Dates:	Monthly, on the 25th day of each month, commencing on February 25, 2006 and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Amounts:

5

Fixed Rate Payer:	Counterparty

Fixed Rate Payer Payment Dates:	Monthly, on the 25th day of each month, commencing on February, 25, 2006 and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Rate:	4.80%

Fixed Rate Day Count Fraction:	30/360

Fixed Rate Period End Dates:	Not adjusted

Business Days:	New York and Los Angeles

Calculation Agent:	GSCM

Governing Law:	New York law

4.	Additional Provisions:

A.

Assignment Provisions: It is acknowledged and agreed by the parties tat this Transaction shall be subject to assignment first by Counterparty to Long Beach Mortgage Company (“LBMC”), then, simultaneously, (i) by GSCM to Goldman Sachs Mitsui Marine Derivative Products, L.P. (“GSMMDP”) and (ii) by LBMC through a collateral assignment to Long Beach Securities Corp. (“LBSC”), and then by LBSC, through a collateral assignment, to Deutsche Bank National Trust Company, (the “Trustee”), as trustee of LBMLT on behalf of the holders of the Long Beach Mortgage Loan Trust 2006-WL1 Asset Backed Certificates, Series 2006-WL1 (CUSIP Number: see Reference Securities; the “Certificates”) (such assignee is referred to herein as an “Assignee” and each such assignor is referred to herein as an “Assignor”). These assignments shall occur on the day the Assignor and Assignee agree to such assignment and provide written or oral notification of the effective date of assignment to the relevant constant party, or, in the case of a simultaneous double assignment, the other assignor and/or assignee, as appropriate (the “Constant Party”) (such day hereinafter referred to as an “Assignment Date”). Furthermore, with respect to each assignment of the Transactions to an Assignee, the Assignee shall accept assignment of the Transactions subject to all terms of this Confirmation and all references to the term “Counterparty” herein shall be deemed references to each subsequent assignee of Counterparty and all references to the term “GSCM” herein shall be deemed references to each subsequent assignee of GSCM”. On each Assignment Date, Constant Party, the relevant Assignor and the relevant Assignee, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration received, agree as follows:

6

(a)

Assignor sells, assigns, transfers, and sets over to Assignee, its successors and permitted assigns, all of its right, title, and interest in, to, under, and in respect to the Transaction. Assignor releases and discharges Constant Party from, and agrees not to make any claim against Constant Party with respect to, any obligations of Constant Party arising and to be performed under and in respect of the Transaction after the Assignment Date. Assignor agrees that Assignee has no liability with respect to any obligation arising or to be performed under and in respect of the Transaction prior to or on the Assignment Date.

(b)

Assignee accepts such sale, assignment and transfer and assumes and agrees to perform each and every obligation of Assignor arising and to be performed under the Transaction after the Assignment Date, with the same force and effect as if Assignee had been a party to the Transaction originally; it being understood and agreed that, with respect to the Trustee as Assignee, the Trustee is an assignee solely by reason of its capacity as trustee (and not in its individual capacity) and the Trustee in its individual capacity shall have no obligation or liability for payment of any indebtedness or expenses and shall not be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken hereunder.

(c)

Constant Party consents to the sale, assignment and transfer by Assignor and the assumption by Assignee referred to above. Constant Party releases and discharges Assignor from, and agrees not to make any claim against Assignor with respect to, any obligations of Assignor arising and to be performed under and in respect of the Transaction after the Assignment Date. Constant Party agrees that Assignee has no liability with respect to any obligation arising or to be performed under and in respect of the Transaction prior to or on the Assignment Date.

(d)

Assignor hereby represents and warrants to, and covenants and agrees with, Assignee and Constant Party that: (i) it is duly organized, validly existing, and in good standing under the law of the jurisdiction of its organization; (ii) it has all requisite power and authority to assign and delegate to Assignee its rights and obligations under the Transaction as provided herein and has taken all necessary action to authorize such assignment and delegation; and (iii) such assignment and delegation is its legal, valid, and binding obligation enforceable against Assignor in accordance with the terms hereof.

(e)

Assignee hereby represents and warrants to, and covenants and agrees with, Assignor and Constant Party that: (i) it is duly organized, validly existing, and in good standing under the law of the jurisdiction of its organization; (ii) it has all requisite power and authority to assume the rights and obligations of Assignor under the Transaction as provided herein and perform its obligations under the Transaction and has taken all necessary action to authorize such assumption and performance; and (iii) such assumption and the Transaction is its legal, valid, and binding obligation enforceable against Assignee in accordance with the terms hereof.

(f)	Assignor and Constant Party acknowledge that as of the Assignment Date no amounts are owed by Assignor or Constant Party to the other under the Transaction to which this assignment relates.

7

(g)

Any additional assignments of this Transaction to a party other than an Assignee shall require the consent of GSCM or GSMMDP, as the case may be, such consent not to be unreasonably withheld. Notwithstanding any provision to the contrary, no additional assignments of this Transaction to a party other than an Assignee shall be made, and GSCM or GSMMDP, as the case may be, shall not consent to such additional assignments of this Transaction until written confirmation of consent is received from the rating agencies that have rated the Certificates that such assignment will not result in a withdrawal or downgrade of the rating of the Certificates. Furthermore, no amendment of this Confirmation by an Assignee or other permitted assign shall be made, and GSCM or GSMMDP, as the case may be, shall not consent to such amendment of this Confirmation, until written confirmation from the rating agency is received that it has rated the Certificates and such amendment will not result in a withdrawal or downgrade of the rating of the Certificates.

B.	Limited Recourse: Non-Petition Provision:

To the extent LBMLT or the Trustee is a counterparty to GSMMDP under the terms of this Transaction, the obligations of the Trustee or LBMLT hereunder shall be limited recourse obligations and GSMMDP agrees that it will not, prior to the date that is one year and one day after the payment in full of all the Certificates (as defined in the Long Beach Mortgage Loan Trust 2006-WL1 Prospectus Supplement dated January 24, 2006), acquiesce, petition or otherwise invoke or cause the Trustee or LBMLT to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against the Trustee or LBMLT under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trustee or LBMLT or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Trustee or LBMLT or making an assignment for the benefit of creditors. Nothing contained herein shall prohibit GSMMDP from submitting a claim or proof of claim or joining, in any proceeding or process instituted by or against the Trustee or LBMLT.

C.	Trustee Capacity:

It is expressly understood and agreed by the parties hereto that, insofar as this Confirmation is executed by the Trustee, (i) this Confirmation is executed and delivered by Deutsche Bank National Trust Company, not in its individual capacity but solely as Trustee under the Pooling and Servicing Agreement, dated as of January 1, 2006 among LBSC, as depositor, Long Beach Mortgage Company, as master servicer, Deutsche Bank National Trust Company, as custodian, and the Trustee in the exercise of the powers and authority conferred to and vested in it thereunder, and (ii) under no circumstances shall Deutsche Bank National Trust Company in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation on behalf of LBMLT or any assignee.

5.	Credit Support Documents:	Standard Guaranty of The Goldman Sachs Group, Inc.

6.	Account Details:

8

USD Payments to GSCM:
For the Account of:	Goldman Sachs Capital Markets, L.P.

Name of Bank:	Citibank. N.A. New York
Account No:	40670834
Fed ABA No:	021000089

GSCM Inquiries	Swap Operations
Goldman Sachs Capital Markets, L.P.
Telephone No.: 212-357-7835
Facsimile No.: 212-902-5692

USD Payments to GSMMDP:
For the Account of:	Goldman Sachs Mitsui Marine Derivative Products, L.P.

Name of Bank:	JPMorgan Chase Bank, New York
Account No:	930-1-034733
Fed ABA No:	021000021

GSMMDP Inquiries	Swap Operations
Goldman Sachs Mitsui Marine Derivative Products, L.P.
Telephone No.: 212-357-7826
Facsimile No.: 212-902-5692

Payments to Trustee:	In accordance with Trustee’s written instructions as set forth below or otherwise delivered to GSCM or GSMMDP, as the case maybe.

For the Account of:	Deutsche Bank
Fed ABA No.:	021-001-033
Account No:	014-19-663
Account Name:	NYLTD Funds Control - Stars West
Ref:

9

7.

The parties hereby agree (a) to check this Confirmation (Reference No.: NUUS601 BK1 (9200000A00)) carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between the parties hereto with respect to the particular Transactions to which this Confirmation relates, by manually signing this Confirmation and providing the other information required herein and immediately returning an executed copy to Swap Administration, facsimile No. 212-902-5692.

Very truly yours,

GOLDMAN SACHS CAPITAL MARKETS, LP,

By: Goldman Sachs Capital Markets, L.LC.
General Partner

By:

Name:
Title:

Agreed and Accepted By:

GOLDMAN SACHS MITSUI MARINE DERIVATIVE PRODUCTS, LP.

By	GSMMDPGP, Inc.,
General Partner

By:

Name:
Title:

Agreed and Accepted By:
Long Beach Mortgage Company

By:

Name:
Title:

Agreed and Accepted By:
Long Beach Securities Corp.

By:

Name:
Title:

Agreed and Accepted By:

10

Goldman Sachs Mortgage Company

By:

Name:
Title:

Agreed and Accepted By:
Long Beach Mortgage Loan Trust 2006-WL1

By:	Deutsche Bank National Trust Company solely as Trustee for Long Beach Mortgage Loan Trust 2006-WIL1

By:

Name:
Title:

11

Annex I

Schedule

For the Calculation Period from and including:*	to but excluding:*	The applicable USD Notional Amount shall be:

January 25, 2006	February 25, 2006	1,840,113,000.00
February 25, 2006	March 25, 2006	1,807,919,244.00
March 25, 2006	April 25, 2006	1,755,611,978.00
April 25, 2006	May25, 2006	1,696,592,502.00
May 25, 2006	June25, 2006	1,631,151,101.00
June 25, 2006	July 25, 2006	1,559,657,40.00
July 25, 2006	August 25, 2006	1,482,569,870.00
August 25, 2006	September 25, 2006	1,400,643,959.00
September 25, 2006	October 25, 2006	1,314,715,428.00
October 25, 2006	November 25, 2006	1,233,845,040.00
November 25, 2006	December 25, 2006	1,157,768,444.00
December 25, 2006	January 25, 2007	1,086,200,201.00
January 25, 2007	February 25, 2007	1,018,871,923.00
February 25, 2007	March 25, 2007	955,531,258.00
March 25, 2007	April 25, 2007	895,940,921.00
April 25, 2007	May 25, 2007	839,877,954.00
May 25, 2007	June 25, 2007	787,132,395.00
June 25, 2007	July 25, 2007	737,506,979.00
July 25, 2007	August 25, 2007	690,816,212.00
August 25, 2007	September 25, 2007	646,885,674.00
September 25, 2007	October 25, 2007	163,467,053.00
October 25, 2007	November 25, 2007	154,871,172.00
November 25, 2007	December 25, 2007	146,736,573.00
December 25, 2007	January 25, 2008	139,038,011.00
January 25, 2008	February 25, 2008	131,751,647.00
February 25, 2008	March 25, 2008	124,854,972.00
March 25, 2008	April 25, 2008	118,326,725.00
April 25, 2008	May 25, 2008	112,146,829.00
May 25, 2008	June 25, 2008	106,296,321.00
June 25, 2008	July 25, 2008	100,757,289.00
July 25, 2008	August 25, 2008	95,489,777.00
August 25, 2008	September 25, 2008	90,504,504.00
September 25, 2008	October 25, 2008	50,736,043.00
October 25, 2008	November 25, 2008	48,235,074.00
November 25, 2008	December 25, 2008	45,875,045.00
December 25, 2008	January 25, 2009	43,668,980.00
January 25, 2009	February 25, 2009	41,654,166.00
February 25, 2009	March 25, 2009	39,734,943.00
March 25, 2009	April 25, 2009	37,905,105.00
April 25, 2009	May 25, 2009	36,160,409.00
May 25, 2009	June 25, 2009	34,496,818.00
June 25, 2009	July 25, 2009	32,910,494.00
July 25, 2009	August 25, 2009	31,397,783.00
August 25, 2009	September 25, 2009	29,955,212.00

12

September 25, 2009	October 25, 2009	28,579,475.00
October 25, 2009	November 25, 2009	27,267,426.00
November 25, 2009	December 25, 2009	26,016,072.00
December 25, 2009	January 25, 2010	24,822,563.00
January 25, 2010	February 25, 2010	23,684,187.00
February 25, 2010	March 25, 2010	22,598,362.00
March 25, 2010	April 25,2010	21,562,631.00
April 25, 2010	May 25, 2010	20,574,652.00
May 25, 2010	June 25, 2010	19,632,197.00
June 25, 2010	July 25, 2010	18,733,142.00
July 25, 2010	August 25, 2010	17,875,468.00
August 25, 2010	September 25, 2010	17,057,248.00
September 25, 2010	October 25, 2010	16,028,602.00
October 25, 2010	November 25, 2010	15,302,950.00
November 25, 2010	December 25, 2010	14,610,040.00
December 25, 2010	January 25, 2011	13,948,401.00

*Subject to adjustment in accordance with the Modified Following Business Day Convention with respect to the Floating Rate Payer Payment obligations and not subject to adjustment with respect to the Fixed Rate Payer Payment obligations.

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